ShoreTel Reports Financial Results For Third Quarter Fiscal Year 2013

Company Delivers 28 Percent Year-Over-Year Growth in Cloud, Solid Performance in Premise and Returns to Non-GAAP Operating Profit

SUNNYVALE, Calif., April 30, 2013 /PRNewswire/ -- ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple unified communications platforms, including business phone systems, applications, and mobile UC solutions, today announced financial results for the third quarter of fiscal year 2013, which ended March 31, 2013.

Revenue of $78.3 million for the third quarter of fiscal year 2013 was up 39 percent from the third quarter of fiscal year 2012. The non-GAAP net loss for the third quarter was $0.3 million, or a loss of $0.01 per share, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other charges and related tax adjustments. This compares with a non-GAAP net loss of $1.5 million, or a loss of $0.03 per share, in the third quarter of fiscal 2012.

"Rapid expansion in the cloud market this quarter was complemented by steady growth in our premise business. With both of our business lines thriving, we delivered non-GAAP operating profitability for the company," said Peter Blackmore, CEO of ShoreTel. "ShoreTel Sky generated a 28 percent year-over-year increase in revenue, signed a record number of new customers, and continues to have a best-in-class customer retention rate."

Blackmore continued, "Our premise business generated nine percent year-over-year revenue growth, delivered strong improvement in gross margins and added nearly 1,100 new customers in the quarter. As the result of the actions we took in early January to streamline our sales team, our sales productivity increased to its highest level in over two years. These changes, as well as other actions to reduce costs in the premise business, contributed to our non-GAAP operating profit. Looking forward, we remain committed to delivering a profitable fourth quarter and fiscal 2014."

Third Quarter of Fiscal 2013 Financial Highlights

GAAP gross margin for the third quarter of fiscal year 2013 was 60.6 percent, compared with 66.2 percent in the third quarter of fiscal year 2012. This year-over-year decline was primarily due to the addition of the ShoreTel Sky® line of business, which was only included for eight days of operating results in the prior year.

Non-GAAP gross margin for the third quarter of fiscal year 2013, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other charges and related tax adjustments, was 62.1 percent, compared with 67.2 percent in the third quarter of fiscal year 2012. GAAP net loss was $5.0 million, or $0.09 per share, in the third quarter of fiscal year 2013, compared with a GAAP net loss of $8.5 million, or $0.17 per share, in the third quarter of fiscal 2012.

As of March 31, 2013, the company had $48.4 million in cash, cash equivalents and short-term investments.

Line of Business Results

ShoreTel Sky

ShoreTel Sky revenues of $18.2 million were up seven percent sequentially over the second quarter of fiscal 2013. The total number of installed customer seats increased 45 percent over the third quarter of fiscal 2012. Additionally, a number of previously cloud-only partners added the ShoreTel premise solution to their portfolio during the quarter, giving their end customers additional choice in UC systems.

Premise

Revenues from the premise business were $60.1 million for the third quarter of fiscal 2013, up nine percent from the prior year. Premise business non-GAAP gross margin improved 100 basis points sequentially to 68.3 percent. The premise business rebounded well with a number of all-time highs, including highest-ever support and service margins, record revenues from service providers and its best sales productivity in more than two years.

Select Operational Metrics

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	03/31/13	12/31/12	09/30/12	06/30/12

Annual recurring revenue run rate (in millions)	$ 108.3	$ 104.9	$ 99.0	$ 93.6

Cloud Monthly Average Revenue Per User (ARPU) (1)	$ 57	$ 60	$ 61	$ 62
Cloud Monthly Average Revenue Per User (ARPU) (2)	50	53	55	57

Cloud Average # of Seats per Customer (1)	38	36	35	34
Cloud Average # of Seats per Customer (2)	43	41	39	37

Cloud Monthly Revenue Churn Rate	0.3%	0.3%	0.3%	0.3%

Total Company Headcount	957	965	942	933

Non-GAAP Gross Margin-Premise	68.3%	67.3%	67.2%	67.1%
Non-GAAP Gross Margin-Cloud	41.7%	43.3%	46.7%	42.2%

(1) Represents prior periods methodology of calculating number of cloud seats deployed. Included for this quarter only so users can see both the previous and new methodologies in comparison.

(2)The number of cloud seats has been increased by approximately 10,000 seats to include voicemail-only users, analog lines, and other extensions.  This change resulted in an increase in seats under management and correspondingly decreased ARPU and increased the average number of seats per subscriber per above.

Business Highlights

Introduced Newest Version of Contact Center with Enterprise Contact Center 8

The company introduced ShoreTel Enterprise Contact Center 8 with enhancements to the email and chat channels within the contact center. This enhanced release makes it easier for enterprises to meet the needs of today's multi-device, multi-channel consumer by removing barriers and offering more avenues for communication. Agents can now more effectively handle emails, chats and calls, both inbound and outbound. Customers can also schedule callbacks so they can be contacted at a time that is convenient.

Launched ShoreTel Mobility 6 and Newest ShoreTel Conferencing Products

With the introduction of ShoreTel Mobility 6 and the latest release of ShoreTel Conferencing, customers can make the Apple iPad into a business communications tool. ShoreTel Mobility 6 enables iPad users to place and receive calls with their business persona, exchange instant messages, listen to voicemail messages and create multi-party calls. ShoreTel Conferencing for iOS further extends the communications experience with application collaboration capabilities, allowing users to share presentations controlled by their iPad or iPhone with remote participants as well as view shared desktops of their colleagues' PCs and Macs.

ShoreTel Sky Awarded Telephony Product of the Year by TMC

TMC, a global, integrated media company, awarded ShoreTel Sky Mobility with its 2012 INTERNET TELEPHONY Product of the Year. TMC noted that the award was based on the product's innovation and quality, as well as its ability to provide solutions to real business communications challenges.

Business Outlook

ShoreTel is providing the following outlook for the quarter ending June 30, 2013:

  Revenue is expected to be in the range of $80 million to $86 million.
  GAAP gross margin is expected to be in the range of 60 percent to 61 percent, including approximately $1.2 million in stock-based compensation charges and amortization of acquisition-related intangibles. Non-GAAP gross margin, which excludes stock-based compensation and other charges, is expected to be in the range of 61.5 percent to 62.5 percent.
  GAAP operating expenses are expected to be in the range of $52 million to $53 million, including approximately $3.0 million in stock-based compensation charges, amortization of acquisition-related intangibles and other charges. Non-GAAP operating expenses, which exclude stock-based compensation and other charges listed above, are expected to be in the range of $49 million to $50 million.

Conference Call Information

The company will host a corresponding conference call and live webcast today at 2:30 p.m. Pacific Daylight Time. To access the conference call, dial +1-877-317-6789 for callers in the U.S. and +1-412-317-6789 for international callers and provide the operator with the conference identification number of 10027198. A live webcast will be available in the Investor Relations section of the company's corporate website at http://ir.shoretel.com/ and an archived recording will be available beginning approximately two hours after the completion of the call until the company's announcement of its financial results for the next quarter. An audio telephonic replay of the conference call will also be available beginning at approximately 4:30 p.m. Pacific Daylight Time today until approximately 6:00 a.m. Pacific Daylight Time on May 7, 2013, by dialing +1-877-344-7529 or +1-412-317-0088 for callers outside the U.S. and providing the conference identification number of 10027198.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax adjustments, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation charges and amortization charges related to acquisition-related intangible assets, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Peter Blackmore, statements regarding future financial results and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, our ability to grow our ShoreTel Sky business, our ability to maintain our premise business in a profitable manner, supply and manufacturing risks, our ability to control costs as we expand our business, increased risk of intellectual property litigation by entering into new markets, our ability to attract, retain and ramp new sales personnel, uncertainties inherent in the product development cycle, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, risks related to our acquisition of M5 Networks, including technology and product integration risks, our ability to retain key personnel and customers and the risk of assuming unknown liabilities, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2012, and in its Form 10-Q for the quarter ended December 31, 2012.

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About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a provider of business communication solutions whose brilliantly simple unified communications platforms, applications and mobile UC solutions promise a new rhythm of workforce engagement and collaboration. With costly complexity eliminated by design from its award-winning, all-in-one IP phone system, UC and contact center solution, and its industry-leading hosted phone system, workers enjoy a freedom and self-reliance that other providers can't match. Users have full control to engage and collaborate, no matter the time, place or device, for the lowest cost and demand on IT resources in the industry. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit shoretel.com or shoretelsky.com.

M5, ShoreTel, ShoreTel Sky, and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries.

(TABLES TO FOLLOW)

Investor Contact:	Tonya Chin
408-962-2573
tchin@shoretel.com

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	As of	As of	As of
	March 31,	December 31,	June 30,
	2013	2012	2012

ASSETS
Current assets:
Cash and cash equivalents	$ 36,773	$ 43,839	$ 37,120
Short-term investments	11,598	8,217	18,375
Accounts receivable - net	32,085	31,834	34,198
Inventories	21,991	20,383	20,212
Indemnification asset	5,674	7,012	6,570
Prepaid expenses and other current assets	5,531	5,478	5,275
Total current assets	113,652	116,763	121,750

Property and equipment - net	16,390	14,502	10,495
Goodwill	122,750	122,665	122,665
Intangible assets	40,125	42,128	45,304
Other assets	3,467	2,769	2,939
Total assets	$ 296,384	$ 298,827	$ 303,153

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 15,098	$ 12,316	$ 9,697
Accrued liabilities and other	16,622	15,178	16,134
Accrued employee compensation	11,185	13,088	12,151
Accrued taxes and surcharges	10,138	11,026	7,852
Purchase consideration	3,525	9,881	9,398
Deferred revenue	35,452	37,503	35,829
Total current liabilities	92,020	98,992	91,061

Line of credit - net	29,974	19,960	19,946
Long-term deferred revenue	14,628	14,373	13,683
Long-term purchase consideration	-	3,475	3,305
Other long-term liabilities	3,700	3,064	4,926
Total liabilities	140,322	139,864	132,921

Stockholders' equity:

Common stock	319,880	317,770	310,648
Accumulated deficit	(163,818)	(158,807)	(140,416)
Total stockholders' equity	156,062	158,963	170,232

Total liabilities and stockholders' equity	$ 296,384	$ 298,827	$ 303,153

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

Revenue:
Product	$ 45,511	$ 42,440	$ 135,114	$ 130,901
Hosted and related services	18,239	1,294	50,988	1,294
Support and services	14,570	12,570	41,838	35,979
Total revenues	78,320	56,304	227,940	168,174
Cost of revenue:
Product	15,392	14,160	46,248	44,718
Hosted and related services	11,418	780	31,960	780
Support and services	4,070	4,104	12,538	11,988
Total cost of revenue	30,880	19,044	90,746	57,486
Gross profit	47,440	37,260	137,194	110,688
Gross profit %	60.6%	66.2%	60.2%	65.8%

Operating expenses:
Research and development	13,065	13,137	39,213	37,190
Sales and marketing	29,497	22,566	91,992	65,384
General and administrative	9,270	6,541	27,157	19,519
Acquisition-related costs	-	4,488	-	4,488
Total operating expenses	51,832	46,732	158,362	126,581
Loss from operations	(4,392)	(9,472)	(21,168)	(15,893)
Other income (expense) - net	(558)	(4)	(1,886)	(599)
Loss before provision for (benefit from) income tax	(4,950)	(9,476)	(23,054)	(16,492)
Provision for (benefit from) income tax	61	(964)	348	(800)
Net loss	$ (5,011)	$ (8,512)	$ (23,402)	$ (15,692)
Net loss per share:
Basic and diluted	$ (0.09)	$ (0.17)	$ (0.41)	$ (0.33)

Shares used in computing net loss per share:
Basic and diluted	58,755	49,126	58,500	48,196

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
	2013		2012		2013		2012
GAAP Gross Profit	$ 47,440		$ 37,260		$ 137,194		$ 110,688
Share-based compensation expense	207	(a)	242	(a)	815	(a)	724
Amortization of acquisition-related intangibles	1,014	(b)	324	(b)	3,033	(b)	694
Severance	-	(c)	-	(c)	10	(c)	-
Prior quarter charge for change in estimate of sales, use and telecommunications tax	-	(e)	-	(e)	927	(e)	-
Non-GAAP Gross Profit	$ 48,661		$ 37,826		$ 141,979		$ 112,106
Non-GAAP Gross Margin	62.1%		67.2%		62.3%		66.7%

GAAP Income (Loss) from Operations	$ (4,392)		$ (9,472)		$ (21,168)		$ (15,893)
Share-based compensation expense	2,049	(a)	3,160	(a)	8,901	(a)	9,682
Amortization of acquisition-related intangibles	1,904	(b)	428	(b)	5,700	(b)	858
Severance	584	(c)	-	(c)	966	(c)	-
Prior quarter charge for change in estimate of sales, use and telecommunications tax	-	(e)	-	(e)	1,875	(e)	-
Litigation settlement	-	(f)	-	(f)	-	(f)	500
Acquisition-related costs	-	(g)	4,488	(g)	-	(g)	4,488
Non-GAAP Income (Loss) from Operations	$ 145		$ (1,396)		$ (3,726)		$ (365)

GAAP Net Loss	$ (5,011)		$ (8,512)		$ (23,402)		$ (15,692)
Share-based compensation expense	2,049	(a)	3,160	(a)	8,901	(a)	9,682
Amortization of acquisition-related intangibles	1,904	(b)	428	(b)	5,700	(b)	858
Severance	584	(c)	-	(c)	966	(c)	-
Interest charge from change in fair value of purchase consideration	169	(d)	-	(d)	822	(d)	-
Prior quarter charge for change in estimate of sales, use and telecommunications tax	-	(e)	-	(e)	1,875	(e)	-
Litigation settlement	-	(f)	-	(f)	-	(f)	500
Acquisition-related costs	-	(g)	4,488	(g)	-	(g)	4,488
Deferred tax benefit (provision) arising from tax impact of above items	(31)	(h)	(1,040)	(h)	113	(h)	(1,052)
Non-GAAP Net Loss	$ (336)		$ (1,476)		$ (5,025)		$ (1,216)

Non-GAAP Net Loss per share:
Basic and diluted (i)	$ (0.01)		$ (0.03)		$ (0.09)		$ (0.03)

Shares used in computing net loss per share:
Basic and diluted (i)	58,755		49,126		58,500		48,196

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION FOOTNOTES
(Amounts in thousands)
(Unaudited)

		Three Months Ended		Nine Months Ended
		March 31,		March 31,
		2013	2012	2013	2012
(a)	Excludes stock-based compensation included in:
	Cost of product revenue	$ 14	$ 32	$ 98	$ 106
	Cost of hosted and related services revenue	39	-	117	-
	Cost of support and services revenue	154	210	600	618
	Research and development	500	901	2,478	2,824
	Sales and marketing	530	1,039	2,465	3,106
	General and administrative	812	978	3,143	3,028
		$ 2,049	$ 3,160	$ 8,901	$ 9,682

(b)	Excludes amortization of acquisition-related intangibles included in:
	Cost of product revenue	$ 266	$ 260	$ 786	$ 630
	Cost of hosted and related services	748	64	2,247	64
	Sales and marketing	851	101	2,553	161
	General and administrative	39	3	114	3
		$ 1,904	$ 428	$ 5,700	$ 858

(c)	Excludes severance included in:
	Cost of hosted and related services	$ -	$ -	$ 8	$ -
	Cost of support and services revenue	-	-	2	-
	Research and development	-	-	99	-
	Sales and marketing	584	-	819	-
	General and administrative	-	-	38	-
		$ 584	$ -	$ 966	$ -

(d)	Excludes interest charge from change in fair value of contingent consideration included in:
	Other expense	$ 169	$ -	$ 822	$ -

(e)	Excludes prior quarter charge for change in estimate of sales, use and telecommunications tax recognized in the current quarter:
	Cost of hosted and related services	$ -	$ -	$ 927	$ -
	General and administrative	-	-	948	-
		$ -	$ -	$ 1,875	$ -

(f)	Excludes litigation settlement included in:
	General and administrative	$ -	$ -	$ -	$ 500

(g)	Excludes direct acquisition costs included in:
	Acquisition-related costs	$ -	$ 4,488	$ -	$ 4,488

(h)	Excludes the deferred tax benefit (provision) arising from acquisition and tax impact of the items which are excluded in (a) to (g) above.

(i)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR Q4 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	June 30, 2013

GAAP gross profit %	High	Low
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	61.0%	60.0%
Non-GAAP gross profit %	1.5%	1.5%
	62.5%	61.5%
Total GAAP operating expenses
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	$ 53,000	$ 52,000
Total non-GAAP operating expenses	$ (3,000)	$ (3,000)
	$ 50,000	$ 49,000